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                               EXHIBIT 99.B1b

                          ARTICLES SUPPLEMENTARY
                                    FOR
                    AMERICAN NATIONAL GROWTH FUND, INC.
                        INCREASING AUTHORIZED STOCK


   Pursuant to the provisions of Section 2-208.1 of the Maryland General Corporation Law, American National Growth Fund, Inc. (The "Corporation") adopts the following Articles Supplementary:


                                ARTICLE ONE

   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                                ARTICLE TWO

   The Corporation has only one class of capital stock: $1.00 par value common stock.

                               ARTICLE THREE

   Immediately prior to the increase in capital stock, 75,000,000 shares of the Corporation's common stock were authorized by the Corporation's Articles of Incorporation. The aggregate par value of all the shares of capital stock of the Corporation was $75,000,000.

                               ARTICLE FOUR

   In accordance with Section 2-105(c) of the Maryland General Corporation Law, on March 11, 1993, the Directors of the Corporation passed a resolution authorizing an additional 25,000,000 shares of the Corporation's common stock.

                               ARTICLE FIVE

   After such increase, the Corporation's authorized capital stock consisted of 100,000,000 shares of $1.00 par value common stock. The aggregate par value of all the shares of capital stock of the Corporation is $100,000,000.

EXECUTED AND ACKNOWLEDGED, THIS THE 29TH DAY OF JUNE, 1993.

                                           STEVEN H. STUBBS
                                           Steven H. Stubbs, President



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ATTESTED:

TERESA E. AXELSON
Teresa E. Axelson, Secretary

I, the undersigned, Secretary of AMERICAN NATIONAL GROWTH FUND, INC., do hereby certify that the Board resolution described herein was duly adopted by the Board of Directors of AMERICAN NATIONAL GROWTH FUND, INC.

And I do further certify that the resolution has never been rescinded or reconsidered and still remains in force.

In witness whereof, I have hereunto subscribed my name and affixed the seal of the Corporation, this the 29th day of June, 1993.

                                           TERESA E. AXELSON
                                           Teresa E. Axelson, Secretary

SUBSCRIBED AND SWORN TO BEFORE ME this the 29th day of June, 1993.

                                           PEGGY L. CRABLE
                                           Notary Public for The State of Texas

                                           PEGGY L. CRABLE
                                           Printed or Typed Name of Notary

                                           My Commission Expires 4/1/96